Exhibit 99.1

Mesa-Royalty-Trust

Mesa Royalty Trust Announces Trust Income for October 2008

MESA ROYALTY TRUST

The Bank of New York Mellon Trust Company, N.A., Trustee

NEWS

RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS October 22, 2008 — Mesa Royalty Trust (NYSE symbol-MTR) announced the Trust income distribution for the month of October 2008. Unitholders of record on October 31, 2008 will receive distributions amounting to $1,396,709 or $0.749472450 per unit payable on January 30, 2009. The Trust received $603,910 and $64,378 from the New Mexico and Colorado portions of the San Juan Basin Properties, respectively. Royalty income from the Hugoton Properties totaled $732,898.

Contact:	Mesa Royalty Trust
The Bank of New York Mellon Trust Company, N.A., as Trustee
Mike Ulrich
1(800) 852-1422

www.businesswire.com/cnn/mtr.htm

919 Congress Avenue, Austin, TX 78701